Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE THIRD QUARTER OF 2008

MENLO PARK, California, October 22, 2008 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the third quarter ended September 30, 2008.

For the quarter ended September 30, 2008, net income was $65.8 million or $.43 per share, on revenues of $1.16 billion. Net income for the prior year’s third quarter was $74.0 million or $.46 per share, on revenues of $1.18 billion.

For the nine months ended September 30, 2008, net income was $211.2 million or $1.37 per share, on revenues of $3.61 billion. For the nine months ended September 30, 2007, net income was $217.4 million or $1.32 per share, on revenues of $3.43 billion.

Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International Inc., said: “Our third-quarter results clearly were impacted by the turmoil in the global financial markets. Revenues were down 2 percent from the third quarter of last year and income per share declined 6 percent during this period. Clients became increasingly cautious with their hiring actions as the quarter progressed.”

Messmer pointed out that the quarter was not without its bright spots. “Revenues from our international staffing operations, which make up 30 percent of total staffing revenue, grew 15 percent year over year on a constant-currency basis,” he said. “Our technology division also reported positive year-over-year revenue growth.”

Messmer noted that the company’s return on equity was 26 percent for the third quarter and has averaged 26 percent for the past five years.

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 800-862-9098 (+1-785-424-1051 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on October 29. The dial-in number for the replay is 800-283-8217 (+1-402-220-0868 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. is the world’s first and largest specialized staffing firm. It also is the parent company of Protiviti®, a global consulting and internal audit firm composed of experts in risk and advisory services. Robert Half’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Net service revenues	$1,160,086	$1,179,045	$3,610,717	$3,425,598
Direct costs of services	676,513	678,252	2,099,532	1,971,391

Gross margin	483,573	500,793	1,511,185	1,454,207

Selling, general and administrative expenses	374,120	381,031	1,161,944	1,104,046
Amortization of intangible assets	618	748	1,877	1,840
Interest income	(1,318)	(3,125)	(4,838)	(10,215)

Income before income taxes	110,153	122,139	352,202	358,536
Provision for income taxes	44,332	48,176	141,029	141,140

Net income	$65,821	$73,963	$211,173	$217,396

Diluted net income per share	$.43	$.46	$1.37	$1.32

Shares:
Basic	150,839	158,480	152,754	161,014
Diluted	152,786	161,903	154,561	165,166

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$434,660	$443,719	$1,361,233	$1,291,766
OfficeTeam	209,112	215,163	647,677	638,532
Robert Half Technology	112,299	110,174	336,117	314,245
Robert Half Management Resources	156,097	156,637	491,081	453,348
Robert Half Finance & Accounting	108,457	112,791	351,921	326,500
Protiviti	139,461	140,561	422,688	401,207

Total	$1,160,086	$1,179,045	$3,610,717	$3,425,598

GROSS MARGIN:
Temporary and consultant staffing	$334,389	$345,540	$1,038,985	$1,001,652
Permanent placement staffing	108,412	112,786	351,829	326,495
Risk consulting and internal audit services	40,772	42,467	120,371	126,060

Total	$483,573	$500,793	$1,511,185	$1,454,207

OPERATING INCOME:
Temporary and consultant staffing	$90,148	$95,511	$285,542	$273,968
Permanent placement staffing	15,317	20,262	57,893	64,202
Risk consulting and internal audit services	3,988	3,989	5,806	11,991

Total	$109,453	$119,762	$349,241	$350,161

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$618	$748	$1,877	$1,840
Depreciation expense	$17,981	$17,835	$53,885	$51,085
Capital expenditures	$16,650	$17,209	$55,487	$63,592
Open market repurchases of common stock (shares)	863	3,502	5,358	9,161

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	September 30,
	2008	2007
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$373,692	$328,657
Accounts receivable, less allowances	$586,762	$628,254
Total assets	$1,523,950	$1,487,523
Current liabilities	$467,495	$488,522
Notes payable and other indebtedness, less current portion	$3,541	$3,748
Total stockholders’ equity	$1,039,050	$983,242